Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of     , 2021, is by and among (i) Live Oak Crestview Climate Acquisition Corp., a Delaware corporation (the “SPAC”), (ii) LOCC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) [on behalf of certain of its affiliated investment funds (such investment funds, collectively,] [•] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to 990,000 units in the IPO (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor shares of Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.003 per share (the “Per Share Price”).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a) In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor 62,500 Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $217.39 (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay $217.39 to the Sponsor in immediately available funds. The Investor shall not be required to purchase more than the IPO Indication due to any upsizing, overallotment exercise or any other reason without first having the opportunity to purchase additional Founder Shares at the Per Share Price in a manner proportional to any increase in the Investor’s IPO allocation above the IPO Indication. Sponsor shall not be required to offer any additional Founder Shares to Investor other than the Transferred Shares and may determine to do so in its sole discretion.

(b) Subject to (i) the fulfillment by Investor of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, provided such amount is not greater than 4.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

(c) Except as contemplated by this Agreement or with the Investor’s prior written consent, the Transferred Shares shall not be subject to share price vesting triggers, claw-back, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Transferred Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below) or otherwise, or (v) any other modification, in each case without the prior written consent of Investor; provided, for the avoidance doubt, the foregoing shall not preclude the waiver of the anti-dilution provisions with respect to the Founder Shares in accordance with the SPAC’s certificate of incorporation as provided therein, the conversion of the Transferred Shares into Class A Common Stock in accordance with SPAC’s certificate of incorporation or the conversion, exchange or adjustment of the Transferred Shares as a matter of law in connection with a merger or otherwise or in connection with an amendment of the SPAC’s or any successor entity’s certificate of incorporation or comparable organizational documents.

(d) The obligations of Investor hereunder are subject to there being no material change in the capital structure the SPAC from that set forth in the Registration Statement filed with SEC on March 4, 2021, as amended (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a) The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a) The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d) Substantially concurrently with the execution of this Agreement, the Sponsor is entering into separate agreements with other “anchor investors” in respect of the purchase of Founder Shares in connection with the IPO (the “Other Anchor Investment Agreements”). The Sponsor represents that the material terms of such Other Anchor Investment Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement. For the avoidance of doubt, if any other “anchor investor” has an ability to purchase more Founder Shares at the Per Share Price than the Investor pursuant to any Other Anchor Investor Agreement, then such other “anchor investor” shall not be considered to have more favorable material terms than the Investor, provided that the proportion of Founders Shares to size of IPO Indication is the same as this Agreement. In the case that another “anchor investor” is afforded any such materially more favorable terms than the Investor in any Other Anchor Investment Agreement, the Sponsor shall immediately so inform the Investor of such materially more favorable terms, and the Investor shall have the right to elect to have such materially more favorable terms, in which case the parties hereto shall promptly amend this Agreement to effect the same.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a) Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d) Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a) Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) or (ii) subsequent to a Business Combination, (A) if the reported closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (B) the date on which the SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their shares of Class

A Common Stock for cash, securities or other property (the “Lock-Up Period”). Except as otherwise agreed by Investor, the Transferred Shares directly or indirectly owned by Investor will not be subject to additional transfer restrictions other than those detailed in this Agreement or the Registration Statement. For the avoidance of doubt, this Section 5 shall not restrict Investor from transferring, assigning, hedging, redeeming or selling any shares of Class A Common Stock, warrants or units acquired in the IPO or in the open market.

(b) Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the SPAC and one or more businesses (a “Business Combination”). Investor agrees that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares owned by Investor in favor of such proposed Business Combination. Notwithstanding anything to the contrary herein, this Section 5(b) is solely an agreement between SPAC and the Investor and is not for the benefit of or enforceable by Sponsor.

(c) Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares.

(d) In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto, in the form currently filed as an exhibit to the Registration Statement with Investor and other anchor investors included as parties.

Section 6. Miscellaneous.

(a) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(b) This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(c) The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that Investor may assign its rights and obligations under this Agreement to any of its affiliates that agrees to be bound by the terms of this Agreement.

(d) From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e) Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(f) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(g) This Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period, (ii) the liquidation of the SPAC, or (iii) written notice from the SPAC that the IPO has been abandoned, unless otherwise agreed in writing by the parties hereto. Notwithstanding the foregoing, if the IPO has not priced by October 31, 2021, this Agreement shall terminate, unless otherwise agreed in writing by the parties hereto.

(h) For the avoidance of doubt, (a) this Agreement shall not cause the Investor to become a member of, or otherwise own any interest in, the Sponsor or otherwise become subject to the Sponsor’s organizational documents and (b) in no event shall the Investor have any obligation to make any additional capital contributions or to loan the SPAC or the Sponsor any funds unless otherwise agreed to by the Investor.

(i) Notwithstanding anything in this Agreement to the contrary, the SPAC shall have the right to publicly disclose the Investor’s commitments, arrangements and understandings under and relating to this Agreement in its Registration Statement, including any information requested by the U.S. Securities and Exchange Commission (the “SEC”) in connection with review of such Registration Statement, and any registration statement filed or amended on or after the date of this Agreement. For the avoidance of doubt, the SPAC shall have the right to publicly disclose the name of Investor if such disclosure is requested by the SEC in connection with review of the Registration Statement; provided that (i) Investor shall have the right to review such disclosure for a period of one business day and propose comments to such disclosure and (ii) the SPAC shall take into consideration any reasonable comments to such disclosure prior to publicly disclosing the name of Investor.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[•][, on behalf of certain of its affiliated investment funds]

By:
Name:	[•]
Title:	[•]

SPAC:

LIVE OAK CRESTVIEW CLIMATE ACQUISITION CORP.

By:
Name:	Gary K. Wunderlich, Jr.
Title:	Chief Financial Officer

SPONSOR:

MANAGING MEMBERS:

Live Oak Merchant Partners, LLC

By:
	Name:	Gary Wunderlich
	Title:	Managing Member

Crestview LOCC Investors, LLC

By:
	Name:	Ross A. Oliver
	Title:	General Counsel

Signature Page to Investment Agreement